Report of Independent Registered Public Accounting Firm

To the Board of Trustees of the Managers Funds and Shareholders of the Managers Cadence Capital Appreciation Fund Managers Cadence Focused Growth Fund Managers Cadence Mid-Cap Fund Managers Cadence Emerging Companies Fund

In our opinion, the accompanying statements of assets and liabilities, including the schedules of portfolio investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Managers Cadence Capital Appreciation Fund, Managers Cadence Focused Growth Fund, Managers Cadence Mid-Cap Fund and Managers Cadence Emerging Companies Fund (four of the Funds constituting Managers Funds, hereafter referred to as the “Funds”) at May 31, 2012, the results of each of their operations for the year then ended, the changes in net assets and the financial highlights for the periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at May 31, 2012 by correspondence with the custodian, brokers and the application of alternative auditing procedures where securities purchased had not been received, provide a reasonable basis for our opinion.

July 24, 2012

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110 T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us